Exhibit T3A. 16

No. 0039942

REGISTRY OF COMPANIES

MALAYSIA

FORM 9

COMPANIES ACT 1965

Company No.	Section 16 (4)

205789 W

CERTIFICATE OF INCORPORATION OF PRIVATE COMPANY

This is to certify that

TOYODEMPA (MALAYSIA) SDN. BHD.

is incorporated under the Companies Act, 1965 on and from

08th October 1990, and that the company

is a company limited by shares and that the company is

a private company.

Given under my signature and seal, in Kuala Lumpur

on 08th Oct. 1990

SEAL	-signed-
(AZIZAH BTE ROHANI)
ASSISTANT REGISTRAR OF COMPANY
MALAYSIA

FORM 13

COMPANIES ACT 1965            [Section 23 (2)]

Company No.

205789 W

CERTIFICATE OF INCORPORATION ON

CHANGE OF NAME OF COMPANY

This is to certify that

PANASONIC SEMICONDUCTOR DISCRETE DEVICES (M) SDN. BHD.

which was incorporated under the Companies Act 1965, on

08th October 1990, as a private company,

on 19th October 2011 changed its name to

PANASONIC INDUSTRIAL DEVICES SEMICONDUCTOR (M) SDN. BHD.

and that the company is a private company,

and is a company limited by shares.

Given under my signature and seal, in Melaka Historical City on 19th October 2011.

SEAL	—signed—

SUHANA BINTI RAZALI
ASSISTANT REGISTRAR OF COMPANY
MALAYSIA

FORM 13

COMPANIES ACT 1965            [Section 23 (2)]

Company No.

205789 W

CERTIFICATE OF INCORPORATION ON

CHANGE OF NAME OF COMPANY

This is to certify that

TOYODEMPA (MALAYSIA) SDN. BHD.

which was incorporated under the Companies Act 1965, on

08th October 1990, as a private company,

on 12th July 2005 changed its name to

PANASONIC SEMICONDUCTOR DISCRETE DEVICES (M) SDN. BHD.

and that the company is a private company,

and is a company limited by shares.

Given under my signature and seal, in Melaka

on 12th July 2005.

SEAL	-signed-
MASTURA BT. MAT ZIN
REGISTRAR OF COMPANY
MALAYSIA

FORM 13

COMPANIES ACT 1965

Company No.

205789 W

CERTIFICATE OF INCORPORATION ON

CHANGE OF NAME OF COMPANY

This is to certify that

PANASONIC INDUSTRIAL DEVICES

SEMICONDUCTOR (M) SDN. BHD.

which was incorporated under the Companies Act 1965, on

08th October 1990, as a private company,

on 10th June 2014 changed its name to

UTAC MANUFACTURING SERVICES MALAYSIA SDN.BHD.

and that the company is a private company,

and is a company limited by shares.

Given under my signature and seal, in Kuala Lumpur

on 10th June 2014

—signed—
SEAL	NAZILA BINTI ALIAS
ASSISTANT REGISTRAR OF COMPANY
MALAYSIA

NOTICE OF RESOLUTION

PANASONIC INDUSTRIAL DEVICES SEMICONDUCTOR (M) SDN BHD

To the Registrar of Companies,

At a general meeting of the member of Panasonic Industrial Devices Semiconductor (M) Sdn. Bhd. duly convened and held at Lot No. 26 & 27, Batu Berendam FTZ III, Batu Berendam, 75350 Melaka on 24th December 2013 at 10.00 a.m., the ordinary resolutions set out below:

ORDINARY RESOLUTION

-	INCREASE IN AUTHORISED SHARE CAPITAL OF THE COMPANY

RESOLVED:

“THAT the authorised share capital of the Company be increased from RM50,000,000.00 divided into 50,000,000 Ordinary Shares of RM1.00 each to RM 100,000,000.00 divided into 100,000,000 Ordinary Shares of RM1.00 each by the creation of an additional 50,000,000 new Ordinary Shares of RM1.00 each AND THAT in consequence thereof, the first sentence of Clause 6 of the Company’s Memorandum of Association be amended and replaced by the following

“The Capital of the Company is RM 100,000,000.00/- (Ringgit Malaysia : One Hundred Million Only) divided into 100,000,000 Ordinary Shares of RM 1.00/-each.”

Dated this 24th day of December, 2013.

/s/ Akira Y Yamaguchi
AKIRA YAMAGUCHI Director

Lodged by:-

Symphony Corporatehouse Sdn Bhd

111A 1st Floor, Jalan Melaka Raya 24

Taman Melaka Raya, 75000 Melaka

Tel No. 06-2817 882 Fax No. 06-2817 881

NOTICE OF RESOLUTION

PANASONIC INDUSTRIAL DEVICES SEMICONDUCTOR (M) SDN BHD

To the Registrar of Companies,

At a general meeting of the member of Panasonic Industrial Devices Semiconductor (M) Sdn. Bhd. duly convened and held at Lot No. 26 & 27, Batu Berendam FTZ III, Batu Berendam, 75350 Melaka on 24th December 2013 at 10.00 a.m., the ordinary resolutions set out below were duly passed:

ORDINARY RESOLUTION

-	AUTHORITY TO DIRECTORS TO ISSUE AND ALLOT SHARES IN THE COMPANY

RESOLVED :

“THAT pursuant to Section 132D of the Companies Act, 1965, the Directors be and are hereby authorised to issue and allot in the share capital of the Company at any time to such persons and upon such terms and conditions and for such purposes as the Directors may in their absolute discretion deem fit AND THAT such authority shall continue in force until the conclusion of the next annual general meeting of the Company.”

Dated this 24th day of December, 2013.

/s/ Akira Yamaguchi
AKIRA YAMAGUCHI Director

Lodged by:-

Symphony Corporatehouse Sdn Bhd

111A 1st Floor, Jalan Melaka Raya 24

Taman Melaka Raya, 75000 Melaka

Tel No. 06-2817 882 Fax No. 06-2817 881

NOTICE OF RESOLUTION

TOYODEMPA (MALAYSIA) SDN BHD

To : The Registrar of Companies

At the Extraordinary General Meeting of Toyodempa (Malaysia) Sdn Bhd duly convened and held on 10 March 1995 at Lot 26 & 27 Batu Berendam FTZ III 75350 Melaka, the ordinary resolutions set out below and signed by me for purposes of identification were duly passed:

ORDINARY RESOLUTION NO. 1

INCREASE IN AUTHORISED SHARE CAPITAL OF THE COMPANY

RESOLVED:

“THAT the authorised share capital of the Company be increased from RM25,000,000/- (Ringgit Malaysia : Twenty Five Million only) divided into 25,000,000 ordinary shares of RM1/- each to RM50,000,000/- (Ringgit Malaysia : Fifty Million only) divided into 50,000,000 ordinary shares of RMl/- each by the creation of 25,000,000 ordinary- shares of RMl/- each.”

ORDINARY RESOLUTION NO. 2

CHANGE IN MEMORANDUM OF ASSOCIATION OF THE COMPANY

RESOLVED :

“THAT the first sentence of Clause Five of the Company’s Memorandum of Association be deleted and that the following sentence be substituted thereof:

“The capital of the Company is RM50,000,000/- (Ringgit Malaysia : Fifty Million only) divided into 50,000,000 ordinary shares of RMl/- each.”

Dated this 10 day of March 1995.

/s/ Shigeki Inumaru
SHIGEKI INUMARU
Director

Lodged by:-

Symphony Corporatehouse Sdn Bhd

111A 1st Floor, Jalan Melaka Raya 24

Taman Melaka Raya, 75000 Melaka

Tel No. 06-2817 882 Fax No. 06-2817 881

NOTICE OF RESOLUTION

TOYODEMPA (MALAYSIA) SDN BHD

(Tempatan No : 205789 W)

To : The Registrar of Companies

At the Fourth Annual General Meeting of Toyodempa (Malaysia) Sdn Bhd duly convened and held at Lot 26 & 27 Batu Berendam FTZ HI Betu Berendam 75350 Melaka on 14 July 1994 at 11.00 a.m., the ordinary/special resolutions set out below and signed by me for purposes of identification were duly passed

ORDINARY RESOLUTION NO. 1

INCREASE IN AUTHORISED SHARE CAPITAL OF THE COMPANY

RESOLVED :

“THAT the authorised share capital of the Company be increased from RM12,000,000/- to RM25,000,000/- by the creation of 13,000,000 ordinary shares of RM1/- each.”

ORDINARY RESOLUTION NO. 2

AUTHORITY TO DIRECTORS TO ISSUE AND ALLOT SHARES IN THE COMPANY

RESOLVED:

“THAT pursuant to Section 132D of the Companies Act, 1965, authority be and is hereby given to the Directors to issue and allot shares in the share capital of the Company until the conclusion of the next annual general meeting of the Company.”

SPECIAL RESOLUTION

CHANGE IN MEMORANDUM OF ASSOCIATION OF THE COMPANY

RESOLVED :

“THAT the first sentence of Clause Five of the Company’s Memorandum of Association be deleted and that the following sentence be substituted thereof:

The capital of the Company is RM25,000,000/- (Malaysian Ringgit : Twenty Five Million) only divided into 25,000,000 ordinary shares of RM1/- each.”

Dated this 19th July 1994

/s/ Foong Weng Chee
FOONG WENG CHEE
SECRETARY
No. 1012 (MIA)/
No. 735 (MACPA)

Lodged by :

Skyvest Services Sdn Bhd

19th Floor Wisma Cyclecarri

288 Jalan Raja Laut

50350 Kuala Lumpur

Tel : 2948788

NOTICE OF RESOLUTION

TOYODEMPA (MALAYSIA) SDN BHD

(Tempatan No : 205789 W)

To : The Registrar of Companies

At an Extraordinary General Meeting of the Toyodempa (Malaysia) Sdn Bhd duly convened and held at Suite 2.5E 2nd Floor Wisma Sime Darby Jalan Raja Laut 50350 Kuala Lumpur on 28 August 1991 at 11.00 a.m., the special/ ordinary resolutions set out below and signed by me for purposes of identification were duly passed

ORDINARY RESOLUTION NO. 1

INCREASE IN AUTHORISED SHARE CAPITAL OF THE COMPANY

RESOLVED:

“THAT the authorised share capital of the Company be increased from $25,000/- (Malaysian Currency: Twenty Five Thousand) only divided into 25,000 shares of $1/- each to $12,000,000/- (Malaysian Currency : Twelve Million) only divided into 12,000,000 shares of $1/- each by the creation of 11,975,000 shares of $1/- each.”

ORDINARY RESOLUTION NO. 2

AUTHORITY TO DIRECTORS TO ISSUE AND ALLOT SHARES IN THE COMPANY

RESOLVED :

“THAT pursuant to Section 132D of the Companies Act, 1965, authority be and is hereby given to the Directors to issue and allot shares in the share capital of the Company until the conclusion of the next annual general meeting of the Company.”

SPECIAL RESOLUTION NO. 1

CHANGE IN MEMORANDUM OF ASSOCIATION OF THE COMPANY

RESOLVED :

“THAT the first sentence of Clause Five of the Company’s Memorandum of Association be deleted and that the following sentence be substituted thereof:

The capital of the Company is $12,000,000/- (Malaysian Currency : Twelve Million) only divided into 12,000,000 shares of $1/- each.”

Dated this 2nd day of September 1991.

/s/ Foong Weng Chee
FOONG WENG CHEE
TOYODEMPA (MALAYSIA) SDN BHD
SECRETARY

THE COMPANIES ACT, 1965

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

TOYODEMPA (MALAYSIA) SDN BHD

1.	The name of the Company is TOYODEMPA (MALAYSIA) SDN. BHD.

2.	The registered office of the Company will be situated in Malaysia.

3.	The objects for which the Company is established are ;

(1)	To carry on the businesses of manufacturers of electrical and electronic parts and components, appliances and apparatus of every description including diode and transistors, hermet shield, hybrid IC, lead frame, stamping parts for electronics, plastic mold and assembly parts for the application in computer, video recorder, television, radio, audio equipments, watches, optical control equipment system, transmitors, connectors, switches and semi conductor parts.

(2)	To carry on the businesses of manufacturers, importers, exporters, distributors, representative and agents of and dealers in all kinds of electronic components and parts thereof required for computer, electronic and electrical equipment and telecommunication requisites.

(3)	To carry on researches, investigations and experimental work of every description in relation to the manufacture, design and development of the abovementioned businesses.

(4)	To manufacture, alter and otherwise deal in apparatus, materials, products and things of all kinds and capable of being used for the purposes of the abovementioned businesses or any of them likely to be required by the customers of the company.

(5)	To develop and turn to account any land acquired by or in which the Company is interested, and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, furnishing, fitting up and improving building, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement, and by advancing money to and entering into contract and arrangements of all kinds with builders, tenants and others.

(6)	To purchase or otherwise acquire for investment lands, houses, theatres, buildings, plantations and immovable property of any description or any interest therein.

(7)	To purchase, establish and carry on business as general merchants, manufacturers, importers, exporters, commission agents, del credere agents, removers, packers, storers, storekeepers, factors and manufacturers of and dealers in foreign and local produce, manufactured goods, materials and general merchandise and to import, buy, prepare, manufacture, render marketable, sell barter, exchange, pledge, charge, make advances on and otherwise deal in or turn to account, produce goods, materials and merchandise generally either in their prepared, manufactured or raw state and to undertake, carry on and execute all kinds of financial commercial trading and other manufacturing operations and all business whether wholesale or retail usually carried on by Eastern merchants.

(8)	To buy, sell, manufacture, repair, alter, improve, exchange, let out on hire, import, export and deal in all works, plant, machinery, tools, utensils, appliances, apparatus, products, materials, substances, articles and things capable of being used in any business which this company is competent to carry on or required by any customers of or persons having dealings with the company or commonly dealt in by persons engaged in any such business or which may seem capable of being profitably dealt with in connection therewith and to manufacture, experiment with, render marketable and deal in all products of residual and by-products incidental to or obtained in any of the businesses carried on by the company.

(9)	To purchase or otherwise acquire and hold and charter ships and vessels of all kinds.

(10)	To purchase take on lease or in exchange hire or otherwise acquire any real or personal property licences rights or privileges which the company may think necessary or convenient for the purposes of its business and to construct, maintain and alter any buildings or works necessary or convenient for the purposes of the company.

(11)	To purchase or otherwise acquire, issue, re-issue, sell, place, and deal in shares, stocks, bonds, debentures and securities of all kinds.

(12)	To alter, construct, equip, operate, and own buildings and erections, mills, offices, vehicles and any other property of all and every description and type and for all purposes.

(13)	To carry on business as exporters, importers, cultivators, winners, sawmillers, and manufacturers of and dealers and traders in every description of timber, wood and cane, raw manufactured or partly manufactured goods and articles of any description made entirely or partly of wood, timber or cane or any combination thereof, products and by-products of any descriptions obtained from wood, timber, cane or other forest or plant matter or thing of any whatsoever description, or resulting from the handling, manufacture, or processing of wood, timber, cane, or other forest produce, plant matter or thing including coal, charcoal, paper plastics and other synthetic materials.

(14)	To carry on the business of manufacturers of and dealers in paper of all kinds, and articles made from paper or pulp, and materials used in the manufacture or treatment of paper, including cardboards, railway and other tickets, mill boards, and wall and ceiling papers and to carry on the business of stationers, lithographers and publishers.

(15)	To carry on any whatsoever form of business, trade or undertaking whether as principals, agents, sub-agents or consignee, and to deal in any form of produce, matter or thing.

(16)	To manage, operate and maintain fuel, oil and petrol pumps, stations and retail and wholesale agencies, and garages, service stations, workshops and repair shops.

(17)	To obtain, procure, purchase, take on lease or sublease, exchange or otherwise acquire in any part of the world any concessions, grants, claims, licences, leases, options, rights or privileges for any mining objects or purposes or any mines, mining rights or concessions or any metalliferous lands, gravels or rivers, or any lands of whatsoever tenure or title containing or supposed to contain tin, precious stones, gold, silver, lead, wolfram, copper, iron, oil, coal, or other valuable products and to explore, work exercise, develop or otherwise turn to account, deal with or dispose of any such concessions, grants, claims, licences, leases, mines, lands, options, rights or privileges and produce thereof.

(18)	To search for, win, get, work, raise, smelt, calcine, refine, dress, amalgamate, quarry, reduce, wash, crush and prepare for market, manipulate and make merchantable, buy, sell and deal in tin, iron and other metals, minerals and other mineral substances, precious stones and any other produce of any mines or properties, vegetable and other produce and material and substances or all kinds, and generally to carry on any metallurgical operations which may seem conducive to any of the Company’s objects.

(19)	To construct, maintain, improve, develop, work, control, operate and manage any waterworks, garages, and petrol, oil, fuel and service stations, gasworks, reservoirs, roads, tramways, electric power, heat and light supply works, telephone works, motels, guest house, rest houses, clubs, restaurants, baths, places of worship, places of amusement, pleasure grounds, parks, gardens, reading rooms, stores, shops, dairies, and other works and conveniences which the Company may think directly or indirectly conducive to these objects, and to contribute or otherwise assist or take part in the construction, maintenance, development, working, control and management thereof.

(20)	To carry on business as tourist and travel agents and contractors, and to facilitate tourism and travelling, and to provide for tourists, travellers, holiday-makers, and vacationers, and to promote the provision of all whatsoever amenities, conveniences and facilities including passages, tickets, through tickets, circular tickets, sleeping cars and berths, reserved places, and carriage and transport of all kinds, including the hire of any form or system of transport.

(21)	To provide hotel and lodging facilities and all other kinds of accommodation, guides, safe deposits, inquiry bureaus, libraries, baggage transport and otherwise generally to provide all whatsoever amenities requirements and services convenient, expedient and necessary for persons touring, travelling, holding, develop, promote, operate, manage, work and control holidays resorts and camps, vacation centres and to arrange, organise, and manage tours of all kinds; to arrange, organise and manage cruises, journeys, tours, travels, trips, voyages and expeditions of all kinds, and to promote organise and manage amusements, carnivals, cinemas, circuses, entertainments, exhibitions, expositions, fairs, festivals, play-ground, theatres, shows, plays, game competitions, contests, races, sports and recreation of all kinds and to provide and manage all whatsoever areanas, courts, fields, gymnasiums, halls, pitches, pools, rings, rinks, stadium, tracks, and places thereof.

(22)	To carry on business as dealers and general merchants, exporters, and importers, general agents, and brokers, and to buy, sell manipulate and deal (both wholesale and retail) in commodities of all kinds which can be conveniently dealt with by the Company in connection with any of its objects and to buy, hire, manufacture, sell, deal and trade in all kinds of merchandise, produce, goods, stores and to transact any or every description of agency, commission, commercial development, manufacturing, mercantile and financial business.

(23)	To purchase, take on lease, hire or otherwise acquire, built, construct, erect, equip, maintain, repair, adapt, pull down, demolish, reconstruct, make and manufacture factories, buildings, offices, mills, machinery engines, plant, tools, implements, carts, vehicles, rolling-stock, live and dead stocks, stores, appliances, effects and other works, things and property of any kind.

(24)	To purchase, hire, sell, deal in, construct, equip, maintain, improve, repair, and use motor-cars, motor-lorries, motor-cycles, steam cars, steam waggons, tractors, aeroplanes, bicycles, carts, carriages, ropeways, cableways, high lead lines, cranes and all other forms of craft, machine of vehicle, animals or material, either terrestrially, sub-terraneously, or aerially and all tools and parts thereof and all other things proper to be used in connection therewith.

(25)	To carry on all or any of the business of managers of shipping property, freight contractors, carriers by land, and air, barge owners, lightermen, stevedores, forwarding agents, and any other form of transport business, ice merchants, refrigerating- storekeeper, warehousemen, wharfingers and general traders.

(26)

To carry on the business of chemists, druggists, drysalters, oil and colourmen and importers, exporters and manufacturers of and dealers in all pharmaceutical, medicinal, chemical, industrial, and other preparations, articles, and compounds, cements, oil’s, paints, pigments and varnishes, drug, dye-ware paint and colour grinders, makers of and dealers in proprietary articles of all kinds and of electrical, chemical, photographical, surgical and scientific apparatus and materials and to buy, sell, manufacture, refine, manipulate, and deal in all substances, apparatus, and things capable of being used in any such business as aforesaid or in any way in connection therewith.

(27)	To apply for purchase or otherwise acquire, use, assign, sell and generally deal in patents, patent-rights, trademarks, designs, or other exclusive or non —exclusive or limited rights or privileges and to use, develop, grant licences, and otherwise turn to account the same or any interests thereunder and at pleasure to dispose of the same in any way.

(28)	To purchase, hire or otherwise acquire any photographic and other apparatus in connection with cinematograph show, amusement parks, exhibition and all kinds of entertainment business.

(29)	To aid, finance, subsidise or assist any company, corporation, association, firm or individual with capital, credit, means and resources of engaging in or carrying on any business or transaction which this Company is authorised to carry on or be engaged in or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company and in particular for the import, export, purchase, sales, lease, letting, dealing in, hiring and letting on hire, under hire-purchase agreements or otherwise of any motor cars or Vehicles or any of other articles, goods, wares, merchandises, or things and for the acquisition of taking on leases or hiring of land, buildings, offices, or premises or the prosecution of any works, undertakings, projects or enterprises connected with any of the said businesses or capable of being taken or carried on so as directly or indirectly to benefit this Company.

(30)	To invest the capital of the Company and make advances on all description of motor vehicles and other goods, wares and merchandise whether on mortgage or bill of sale or assignment and whether subject to hire-purchase agreements or otherwise and to seize, retake, sell, dispose of or repurchase the same and generally to finance the carrying on of the hire-purchase business in all its branches.

(31)	To receive money on deposit or to borrow or raise money with or without security, or to secure the payment or repayment of money or the satisfaction, observance or performance of any obligation or liability undertaken or incurred by the Company in such manner as the Company thinks fit and in particular by mortgage or charge upon the undertaking or any part of the undertaking of the Company or upon all or any assets of the Company or by the creation and issue of debentures or debenture stock (perpetual or terminable) charged as aforesaid or constituting or supported by a floating charge upon present and future property including uncalled and called unpaid capital.

(32)	To lend and advance money or give credit to such person or companies and on such terms as may seem expedient, and in particular to customers, companies, corporation, firms and other having dealings with the Company, and to give guarantees or become surety and give security for any such persons or companies.

(33)	Subject to the provisions of any laws in force to buy and sell foreign currency and exchange and to accept money for remittance to all countries and accept deposit of money on loan at interest or without interest.

(34)	To carry on business as capitalists, financiers, concession-naires, miners and merchants and to guarantee or become liable for the payment of money or for the performance of any obligation and to undertake and carry on and execute all kinds of financial, mining, commercial, trading and other operations and to carry on any other business which may seem to be capable of being carried on in connection with any of these objects or be calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

(35)	To advance, deposits, or lend money, securities and property, to or with such persons and on such terms as may seem expedient and to discount, buy, sell bills, notes, warrants, coupons and other negotiable or transferable documents.

(36)	To transact and carry on all kinds of agency business and in particular to collect rents and debts and to negotiate loans to find investment and to issue, place shares, stocks, debenture stocks or securities.

(37)	To administer trust estate, and the estates of deceased, bankrupt or insolvent persons or the property of companies in liquidation or any other estates liquidation and to undertake the office of trustee, executor, administrator, assignee, inspector, liquidator, custodian, guardian, treasurer, or any similar office, and to perform and discharge the duties of any such office for commission, or other remuneration, or otherwise.

(38)	To appoint any persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested and for any other purposes and to execute and do all such deeds and things as may be requisite in relation to any such trustee or trustees.

(39)	To promote or assist in the promotion of any company for the purpose of acquiring or undertaking all or any of the property and undertaking any of the liabilities of this Company, or of undertaking any business or operations which may seem directly or indirectly likely to assist or benefit this Company, or to enhance the value of any property or business of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company, and to place or guarantee the placing of, underwrite, subscribe, for, or otherwise acquire all or any part of the shares, debentures or debenture stock or securities of any such company and to subsidise or otherwise assist any such Company.

(40)	To purchase or otherwise acquire and undertake the whole or any part of the business, goodwill, assets and liabilities of any person, firm, or company carrying on or proposing to carry on any business which the Company is authorised to carry on or engage in or possessed of property suitable for the purpose of or that may be conducive to the interest of this Company and in particular so that the consideration may be wholly or partly satisfied by the allotment of shares, debentures, debenture stock or securities of the Company.

(41)	To amalgamate, enter into partnership or any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, mutual assistance of otherwise with any person, firm or company, carrying on or engaged in or about to carry on or engage in any business or transaction which this Company is authorised to carry on or be engaged in or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company and to acquire in any manner whatsoever shares and securities of any such company.

(42)	To subscribe for, take, underwrite, purchase, or otherwise acquire and hold shares, debentures, debenture stock or other interest in or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(43)	To purchase, acquire, hold, sell shares, stocks, debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any company constituted or carrying oh business in any part of the world, and debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body of authority supreme, municipal, local or otherwise, whether at home or abroad.

(44)	To invest with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(45)	To sell, improve, manage, develop, lease, mortgage, dispose of, exchange, turn to account or otherwise deal with all or any part of the property and rights of the Company.

(46)	To sell or dispose of all or any of the undertaking and assets of the Company for such consideration as the Company may think fit, and in particular for shares, debentures, debenture stock or securities of any company having objects altogether or in part similar to those of this Company.

(47)	To distribute any property of the Company whether upon a division of profits or a distribution of assets, among the members in specie or otherwise.

(48)	To enter into any arrangement with any governments or authorities, municipal, local or otherwise, that may seem conducive to the Company’s objects, or any of them, and to obtain from such governments or authority any rights, privileges and concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(49)	To borrow or raise money and to ensure the repayment of any money borrowed, raised or owing in such manner as the Company shall think fit, and in particular by the issue of debenture of debenture stock, perpetual or otherwise, charged upon, and by mortgage, charge, lien, debentures or debenture stock of and on the whole or any part of the Company’s property or assets (both present or future), including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(50)	To remunerate any person or company for services or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in or debentures, debenture stock of other securities of the Company or in or about the promotion, formation, or business of the Company, or of any other company promoted wholly or in part by this Company.

(51)	To establish or aid in the establishment to contribute to and to support or guarantee funds, trusts, insurance or pension schemes and to make payment of gratuities and to make or enter into any other whatsoever arrangement calculated or likely to benefit any person or persons who are or have any time been employed by the Company or its predecessors in business and the dependants or relatives of such person or persons.

(52)	To establish and or support or to aid in the establishment and or support of and to make donations or subscription to or to subsidise any whatsoever association, fund, institution, place of worship, school, society or any other body or partly having or for any objects or purposes whatsoever.

(53)	To carry on any other business whether similar to the foregoing or not which may seem to the Company capable of being conveniently carried on in connection with any of the objects of the Company or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

And it is hereby declared that the word ‘company’ in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Malaysia or elsewhere, and further that the objects specified in each paragraph of this clause shall be regarded as independent objects and accordingly shall, except where otherwise expressed in any paragraph, be in no wise limited or restricted by reference to, or inference from the terms of any other paragraph or the name of the Company but may be carried out in as full and ample a manner and construed just as wide a sense as if the said paragraph defined the objects of a separate distinct and independent company.

4.	The liability of the members is limited.

5.	The capital of the Company is $25,000 Malaysian Currency divided into 25,000 ordinary Shares of $1 each. The shares in the original or any increased capital may be divided into several classes and there may be attached thereto respectively and preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, voting or otherwise.

6.	Subject always to the respective rights, terms and conditions mentioned in Clause 5 hereof the Company shall have power to increase or reduce the capital, to consolidate or sub-divide the shares into shares of larger or smaller amounts and to issue all or any part of the original or any additional capital as fully paid or partly paid shares, and with any special or preferential rights or privileges, or subject to any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designations in accordance with the regulations for the time being of the Company.

We, the several persons whose names, addresses and description are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

THE COMPANIES ACT, 1965

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

TOYODEMPA (MALAYSIA) SDN BHD

TABLE A

1.	The regulations of Table A in the Fourth Schedule to the Act shall not apply to the Company except so far as the same are repeated or contained in these Articles.

INTERPRETATION

2.	In these Articles the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

WORDS	MEANINGS

The Act	The Companies Act, 1965 and every other Act for the time being in force concerning companies and affecting the Company.

The Articles	The Articles of Association as originally framed or as altered from time to time by Special Resolution.

The Office	The Registered Office for the time being of the Company.

The Seal	The common seal of the company.

The Directors	The directors for the time being of the Company.

The Secretary	Any person appointed to perform the duties of the Secretary of the Company including any person appointed temporarily.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, and other modes of representing or reproducing words in a visible form.

Words importing the singular number only shall include the plural number and vice versa.

Words importing the masculine gender only shall include the feminine gender.

Words importing persons shall include corporations.

Subject as aforesaid words or expressions contained in these Articles shall be interpreted in accordance with the provisions of the Interpretation Act, 1967 and of the Act as in force at the date at which these Articles become binding on the Company.

PRIVATE COMPANY

3.	The Company is a Private Company, and accordingly :

(a)	the right to transfer shares is restricted in manner hereinafter prescribed;

(b)	the number of members of the Company (counting joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiary or any person who while previously in the employment of the Company or of its subsidiary was and thereafter has continued to be a member of the Company) shall be limited to fifty; provided that where two or more persons hold one or more shares in the Company jointly they shall for the purposes of this paragraph be treated as a single member;

(c)	any invitation to the public to subscribe for any shares in or debenture of the Company is prohibited;

(d)	any invitation to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest, is prohibited.

SHARES

4.	The shares taken by the subscribers to the Memorandum of Association shall be issued by the Directors. Subject as aforesaid, the shares shall be under the control of the Directors, who may allot and issue the same to such persons on such terms and conditions and at such times as the Directors think fit but so that no shares shall be issued at a discount except in accordance with Section 59 of the Act. Subject to the Act, any Preference Shares may, with the sanction of an Ordinary Resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

5.	The Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, of procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company. Provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act, that such commission shall not exceed 10 per cent of the price at which such shares are issued, ox an amount equivalent to such percentage, and that the requirements of Section 58 of the Act shall be observed. Subject to the provisions of Section 54 of the Act, such commission may be satisfied by the payment of cash or the allotment of fully paid shares or partly in one way and partly in the other.

6.	No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other rights in respect of any share other than an absolute right to the entirely thereof in the registered holder, except only as by these Articles otherwise provided for or as by Act required or pursuant to any order of court.

7.	Every member shall be entitled, without payment, to receive within two months after allotment or within one month after lodgement of transfer one certificate under the seal for all the shares registered in his name, specifying the shares to which it relates and the amount paid up thereon, provided that in the case of joint holders the Company shall not be bound to issue more than one certificate and delivery of such certificate to any one of them shall be sufficient delivery to all.

8.	If a share certificate be worn out, defaced, lost or destroyed, it may be renewed on payment of such fee not exceeding one dollar and on such term, if any, as the evidence and indemnity and, the payment of out-of-pocket expenses of the Company of investigating evidence, as the Directors think fit and, in the case of defacement or wearing out, on delivery of the old certificate.

LIEN

9.	The Company shall have a first and paramount lien upon all shares (whether fully paid or not) registered in the name of any member, either alone or jointly with any other person, for his debts, liabilities and engagements whether the period for the payment, fulfilment or discharge, thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.

10.	The Directors may sell any shares subject to such lien at such time or times and in such manner as they think fit, but no sale shall be made until such time as the money in respect of which such lien exists or some part thereof are or is presently payable or a liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge thereof, and giving notice of intention to sell in default, shall have been served on such member or the persons (if any) entitled by transmission to the shares, and default in payment, fulfilment or discharge shall have been made by him or them for fourteen days after such notice.

11.	To give effect to any sale the Directors may authorise some person to transfer the shares sold to the purchaser and may enter the purchaser’s name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

12.	The net proceeds of any such sale shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the member or the person (if any) entitled by transmission to the shares so sold.

13.	No member shall be entitled to receive any dividend or to exercise any privileges as a member until he has paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interests and expenses (if any).

CALLS ON SHARES

14.	The Directors may, subject to the provisions of these Articles, from time to time make such calls upon the members in respect of all moneys unpaid on their shares as they think fit, provided that fourteen days’ notice at least is given of each call and each member shall be liable to pay the amount of every call so made upon him to the persons by the instalments (if any) and at the times and places appointed by the Directors.

15.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

16.	The joint holders of a share shall be jointly and severally liable to pay all calls and instalments in respect thereof.

17.	If before or on the day appointed for payment thereof a call or instalment payable in respect of a share is not paid, the person from whom the same is due shall pay interest on the amount of the call or instalment at such rate not exceeding 10 per cent per annum as the Directors shall fix from the day appointed for payment thereof to the time of actual payment, but the Directors may waive payment of such interest wholly or in part.

18.	Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall, for all purpose of these Articles, be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all the relevant provisions of these Articles, shall apply as if such sum were a call duly made and notified as hereby provided.

19.	The Directors may, from time to time, make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls.

20.	The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys due upon his shares beyond the sums actually called up thereon, and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Directors may pay or allow such interest as may be agreed between them and such member, in addition to the dividend payable upon such part of the share in respect of which such advance has been made as is actually called up.

TRANSFER OF SHARES

21.	Subject to the restrictions of these Articles, shares shall be transferable but every transfer shall be in writing in the usual common form or in such other form as the Directors shall from time to time approve, and shall be left at the office accompanied by the certificate of the shares to be transferred and such other evidence (if any) as the Directors may reasonably require to show the right of the transferor to make the transfer.

22.	The instrument of transfer of any share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

23.	The Directors may, in their discretion, and without assigning any reason therefor, refuse to register a transfer of any share to any person of whom they do not approve, and they may also refuse to register a transfer of any share on which the Company has a lien. If the Directors refuse to register a transfer they shall within one month after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal in accordance with Section 105 of the Act.

24.	The Company shall be entitled to charge a fee not exceeding one dollar ($1/-) on the registration of every transfer.

25.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

TRANSMISSION OF SHARES

26.	In the case of the death of a member the survivors or survivor, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder shall be the only person recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

27.	A person entitled to a share by transmission shall be entitled to receive, and may give a discharge for, any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notice of or to attend or vote at meetings of the Company or, save as aforesaid, to exercise any of the rights or privileges as a member unless and until he shall become a member in respect of the share.

FORFEITURE OF SHARES

28.	If any member fails to pay the -whole or any part of any call or instalment of a call on or before the day appointed for the payment thereof, the Directors may at any time thereafter, during such time as the call or instalment or any part thereof remains unpaid, serve a notice on him or on the person entitled to the share by transmission requiring him to pay such call or instalment or such part thereof as remains unpaid, together with interest at such rate not exceeding 10 per cent per annum as the Directors shall determine, and any expenses that may have accrued by reason of such non-payment.

29.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which such call or instalment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment, are to be paid. It shall also name the place where payment is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which call was made will be liable to be forfeited.

30.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture notwithstanding that they shall have been declared.

31.	When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the shares by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the register of members opposite to the share.

32.	Notwithstanding any such forfeiture as aforesaid the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture upon the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and upon such further terms (if any) as they shall see fit.

33.	Every share which shall be forfeited may be sold, re-allotted or otherwise dispose of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person upon such terms and in such manner as the Directors shall think fit, and the Directors may, if necessary, authorise some person to transfer the same to such other person as aforesaid.

34.	A shareholder whose shares have been forfeited shall notwithstanding, be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, in the same manner in all respects as if the shares had not been forfeited, without and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture, any deduction or allowance for the value of the shares at the time of forfeiture.

35.	The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past members.

36.	A statutory declaration in writing that the declarant is a Director of the Company, and that a share has been duly forfeited in pursuance of these Articles, and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share, and such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

CONVERSION OF SHARES INTO STOCK

37.	(1)	The Company may by Ordinary Resolution passed at a General Meeting convert any paid shares into stock and reconvert any stock into paid up shares of any denomination.

(2)	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the Company may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

(3)	The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

(4)	Such of the regulations of the Company as are applicable to paid-up shares shall apply to stock, and the words “share” and “share-holder” therein shall include “stock” and “stock-holder”.

ALTERATION OF CAPITAL

38.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

39.	The Company may by Ordinary Resolution :-

(a)	Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; or

(b)	Sub-divide its existing shares, or any of them into shares of smaller amount than is fixed by the Memorandum of Association subject, nevertheless, to the provisions of the Act, and so that as between the resulting shares, one or more of such shares may by the resolution by which such sub-division is effected by given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other of such shares; or

(c)	Cancel any shares not taken or agreed to be taken by any person.

40.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve fund in any manner authorised and subject to any conditions prescribed by the Act.

MODIFICATION OF CLASS RIGHTS

41.	Subject to the provisions of Section 65 of the Act, all or any of the rights, privileges or conditions for the time being attached or belonging to any class of shares for the time being forming part of the share capital of the Company may from time to time be modified, affected, varied, extended or surrendered in any manner with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of Special Resolution passed at a separate meeting of the members of that class. To any such separate meeting all the provisions of these Articles as to General Meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be members of the class holding or representing by proxy one-third of the share capital paid or credited as paid on the issued shares of the class, and every holder of shares of the class in question shall be entitled on a poll to one vote for every such share held by him.

GENERAL MEETINGS

42.	An Annual General Meeting of the Company shall be held in accordance with the provisions of the Act. All General Meetings other than the Annual General Meeting shall be called Extraordinary General Meeting.

43.

Subject to the provisions of the Act relating to Special Resolutions and agreements for shorter notice fourteen days’ notice at the least, specifying the place, the day and the hour of meeting, and in the case of special business the general nature of such business shall be given in manner hereinafter mentioned to such persons as are under the provisions of these Articles entitled to receive notices of General Meetings from the Company, but with the consent of all persons for the time being entitled as aforesaid, a meeting may be convened upon a shorter notice, and in such manner as such persons may approve. The accidental omission to give such notice to, or to the non-receipt of such notice by, any person shall not invalidate the proceedings of any resolution passed at any such meeting.

44.	All business shall be special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an Annual General Meeting, with the exception of declaring a dividend, the consideration of the accounts, balance-sheets, and report of the directors and auditors, the election of Directors in the place of those retiring, and the appointment and fixing of the remuneration of the Auditors.

45.	Subject to the provisions of the Act a resolution in writing signed by all the members for the time being entitled to receive notice of and attend and vote at General Meetings (or being corporations by their duly authorised representative) shall be valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held, and may consist of several documents in the like form each signed by one or more members.

PROCEEDINGS AT GENERAL MEETING

46.	No business shall be transacted at any General Meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, two members present in person shall be a quorum. For the purpose of this regulation “member” includes a person attending as a proxy or as representing a corporation which is a member.

47.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine.

48.	The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be Chairman of meeting.

49.	The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

50.	At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result on the show of hands) demanded :

(a)	by the Chairman;

(b)	by at least three members present in person or by proxy;

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

51.	If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the Chairman directs, and the result of the poll shall be the resolution of meetings at which the poll was demanded, but a poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.

52.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

VOTES OF MEMBERS

53.	Subject to any rights or restrictions for the time being attaching to any class or classes of shares, at meetings of members or classes of member each meeting entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is a member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly authorised representative shall have one vote for such share he holds.

54.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

55.	A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote, whether on a show of hands or on a poll, by his committee or by such other person as properly has the management of his estate, and any such committee or other person may vote by proxy or attorney.

56.	No member shall be entitled to vote at any General Meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

57.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

58.	The instrument appointing a proxy shall be in writing (in the common or usual form) under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a member of the company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. Section 149(1) (b) of the Companies Act, 1965 shall not apply to the Company.

59.	Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit

TOYODEMPA (MALAYSIA) SDN BHD

I/We, being a member/members of the above named company, hereby appoint of or failing him of as my/our proxy to vote for me/us on my/our behalf at the(Annual or Extraordinary, as the case may be) General Meeting of the Company, to be held on the              day of              19        , and at any adjournment thereof.

Signed this              day of             , 19

In favour

This form is to be used +                      of the resolution against + Strike out whichever is not desired. (Unless otherwise instructed, the proxy may vote as he thinks fit.)

60.	The instrument appointing a proxy and the power of attorney of other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company, or at such other place within Malaysia as is specified for that purpose in the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote, or, in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

61.	A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation of transfer as aforesaid has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

62.	The first Directors of the Company shall be Messrs Foong Weng Chee and Loganathan A/L S Velu.

63.	At the first Annual General Meeting of the Company all the Directors shall retire from office, and at the Annual General Meeting in every subsequent year one-third of the Directors for the time being, or if their number is not three or a multiple of three, then the number nearest one-third shall retire from office.

64.	A retiring Director shall be eligible for re-election.

65.	The Directors to retire in every year shall be those who have been longest in office since their last election, but as between persons who become Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

66.	The Company at the meeting at which a Director so retires may fill the vacated office by electing a person thereto, and in default the retiring Director shall if offering himself for re-election and not being disqualified under the Act from holding office as a director be deemed to have been re-elected, unless at that meeting it is expressly resolved not to fill the vacated office, unless a resolution for the re-election of that Director is put to the meeting and lost.

67.	The Company may from time to time by Ordinary Resolution passed at a General Meeting increase or reduce the number of Directors, and may also determine in what rotation the increased or reduced number is to go out of office. Until and unless otherwise determined as aforesaid the number of Directors shall not be less than two and not more than nine.

68.	The Directors shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not any any time exceed the number fixed in accordance with these regulations. Any Director so appointed shall hold office only until the next following Annual General Meeting and shall then be eligible for re-election but shall not be taken into account in determining the Directors, who are to retire by rotation at that meeting.

69.	The Company may, by Ordinary Resolution remove any Director before the expiration of his period of office, and may by Ordinary Resolution appoint another person in his stead; the person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the director in whose place he is appointed was last elected a Director.

70.	The remuneration of the Directors shall from time to time be determined by the Company in General Meeting. That remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel, and other expenses properly incurred by them in attending and returning from meeting of the Directors or any committee of the Directors or General Meetings of the Company or in connection with the business of the Company.

71.	There shall be no shareholding qualification for Directors.

72.	The office of Director shall become vacant if the Director

(a)	ceases to be a Director by virtue of the Act;

(b)	becomes bankrupt or makes any arrangement or composition with its creditors generally;

(c)	becomes prohibited from being a Director by reason of any order made under the Act;

(d)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental order;

(e)	resigns his office by notice in writing to the Company;

(f)	for more than six months is absent without permission of the Directors from meetings of the Directors held during that period;

(g)	without the consent of the Company in general meeting holds any other office of profit under the Company except that of Managing Director or Manager; or

(h)	is directly or indirectly interested in any contract or proposed contract with the Company and fails to declare the nature of his interest in manner required by the Act.

POWERS AND DUTIES OF DIRECTORS

73.	The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Act or by these regulations, required to be exercised by the Company in General Meeting, subject, nevertheless, to any of these Articles, to the provisions of the Act and to such regulations, not being inconsistent with the aforesaid Articles or provisions as may be prescribed by the Company in General Meeting; but no regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if that regulations had not been made.

74.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the Company or of any third party.

75.	The Directors may exercise all the powers of the Company in relation to any official seal for use outside Malaysia and in relation to branch register.

76.	The Directors may from time to time by power of attorney appoint any corporation, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities, and discretions vested in him.

77.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any two Directors or in such other manner as the Directors from time to time determine.

78.	The Directors shall cause minutes to be made

(a)	of all appointments of officers to be engaged in the management of the Company’s affairs;

(b)	of names of Directors present at all meetings of the Company and of the Directors; and

(c)	of all proceedings at all meetings of the Company and of the Directors.

Such minutes shall be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting.

PROCEEDINGS OF DIRECTORS

79.	The Directors may meet together for the despatch of business adjourned and otherwise regulate their meetings as they think fit. A Director may any time and the Secretary shall on the requisition of any-of the Directors summon a meeting of the Directors.

80.	Subject to these regulations, questions arising at any meeting of Directors shall be decided by a majority of votes and a determination by a majority of Directors shall for all purposes be deemed a determination of the Directors. In case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

81.	A Director shall not vote in respect of any contract or proposed contract with the Company in which he is interested, or any matter arising thereout, and if he does so vote his vote shall not be counted.

82.	Any Director with the approval of the Directors may appoint any person (whether a member of the Company or not) to be an Alternate or Substitute Director in his place during such period as he thinks fit. Any person while he so holds office as an Alternate or Substitute Director shall be entitled to notice of meetings of the Directors and to attend and vote thereat accordingly, and to exercise all the powers of the appointer in his place. An Alternate of Substitute Director shall not require any share qualification, and shall ipso facto vacate office if the appointer vacates office as a Director or removes the appointee from office. Any appointment or removal under this regulation shall be effected by notice in writing under the hand of the Director making the same.

83.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two.

84.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the Company as the necessary quorum of Directors, the continuing Directors of Director may act for the purpose of increasing the number of Directors to that number or of summoning a General Meeting of the Company, but for no other purpose.

85.	The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within ten minutes after the time appointed for holding the meeting, the Directors present may choose one of their member to be the Chairman of the meetings.

86.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

87.	A committee may elect a Chairman of its meeting; if no such Chairman is elected, or if at any meeting the Chairman is not present within ten minutes after the time appointed for holding the meeting, or is unwilling to act the members present may choose one of their number to be Chairman of the meeting.

88.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

89.	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

90.	A resolution in writing, signed by all the Directors present in Malaysia for the time being entitled to receive notice of a meeting of the Directors, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more Directors.

MANAGING DIRECTORS

91.	The Directors may from time to time appoint one or more of their body to the office of Managing Director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. A Director so appointed shall not, while holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of Directors, but his appointment shall be automatically determined if he ceases from any cause to be a Director,

92.	A Managing Director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission, or participation in profits, or partly in one way and partly in another) as the Directors may determine.

93.	The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

ASSOCIATE DIRECTORS

94.	The Directors may from time to time appoint any person to be an Associate Director and may from time to time cancel any such appointment. The Directors may fix, determine and vary the powers, duties and remuneration of any person so appointed, but a person so appointed shall not be required to hold any shares to qualify him for appointment nor have any right to attend or vote at any meeting of Directors except by the invitation and with the consent of the Directors.

SECRETARY

95.	The Secretary shall in accordance with • the Act be appointed by the Directors for such term, at such remuneration, and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them.

SEAL

96.	The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or of a Committee of the Directors authorised by the Directors in that behalf, and every instrument to which the Seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a Second Director or by some other person appointed by the Directors for the purpose.

ACCOUNTS

97.

The Directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the Company or any of them shall be opened to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or paper of the Company except as conferred by stature or authorised by the Directors or by the Company in General Meeting.

DIVIDENDS AND RESERVES

98.	The Company in General Meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

99.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

100.	No dividend shall be paid otherwise than out of profit or shall bear interest against the Company.

101.	The Directors may, before recommending any dividends, set aside out of profits of the Company such sums as they think proper as reserves which shall, at the discretion of the Directors, be applicable for any purposes to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares in the Company) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

102.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the shares. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which, the dividend is paid; but if any share is issued on terms providing that it shall rank for dividends as from a particular date that share shall rank for dividend accordingly.

103.	The Directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

104.	Any General Meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

105.	Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post direct to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one or two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders. The payment of any such cheque or warrant shall operate as a good discharge to the Company in respect of the dividend represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or the endorsement thereon has been forged. Every such cheque or warrant shall be sent at the risk of the person entitled to the money thereby represented.

CAPITALISATION OF PROFITS

106.	The Company in General Meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such Siam be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on conditions that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the company to be allotted and distributed, credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution. A share premium account and a capital redemption reserve may, for the purposes of this regulation, be applied only in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

107.	Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under authority shall be effective and binding on all such members.

NOTICES

108.	A notice may be given by the Company to any member either personally or by sending it by registered post to him at his registered address, or (if he has no registered address within Malaysia) to the address, if any, within Malaysia supplied by him to the Company for the giving of notice to him where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, preparing, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case of the time at which the letter would be delivered in the ordinary course of post.

109.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

110.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any within Malaysia supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

111.	(1) Notice of every General Meeting shall be given in any manner hereinbefore authorised to :

(a)	every member;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting;

(c)	the auditor for the time being of the Company.

(2)	No other person shall be entitled to receive notices of General Meetings save that if the meeting be called for the alteration of the Company’s objects, the provisions of the Act regarding notices to debenture holders (if any) shall be complied with.

WINDING UP

112.	If the Company is wound up the liquidator may, with the sanction of a Special Resolution of the Company divide amongst the members in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

113.	Every Director, Managing Director, Agent, Auditor, Secretary, and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.